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                                                                    EXHIBIT 23.2
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Stock Option Plan of IKOS Systems, Inc. of our report dated October 17, 1996, with respect to the consolidated financial statements and schedule of IKOS Systems, Inc. included in its Annual Report (Form 10-K) for the year ended September 28, 1996, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
February 11, 1997